UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

✓ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K, which was originally filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2015 (the “Original 8-K”), amends the cover page to file the 8-K as soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12). The remainder of the information contained in the Original 8-K is not hereby amended.

Item 7.01    Regulation FD Disclosure.

On November 30, 2015, A. Schulman, Inc. (the “Company”) announced that it had received from Joseph M. Gingo, the Chairman of the Company’s Board of Directors, his resignation as a member of the Nominating and Corporate Governance Committee (the “Committee”). Mr. Gingo first became a member of the Committee in January 2015 after his retirement as President and Chief Executive Officer of the Company. Because the Board of Directors had determined that Mr. Gingo is not currently “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards, Mr. Gingo has not participated on matters relating to recommendations to the Board of Directors regarding director nominees or appointments, in compliance with NASDAQ’s listing standards and the Committee’s Charter. Notwithstanding this compliance, Mr. Gingo has determined to resign from the Committee effective November 30, 2015, and to not seek reappointment to the Committee while he is considered by the Board not to be an independent director.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Executive Vice President, Chief Legal Officer and Secretary

Date: November 30, 2015